UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023

LEET TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55053	46-3590850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805, 8th Floor, Menara Mutiara Majestic,

Jalan Othman, Petaling Jaya 46000, Selangor, Malaysia

(Address of principal executive offices) (zip code)

+603 7783 1636

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 11, 2023, Leet Technology Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Leet Inc. a company incorporated under the laws of the BVI (“LEET BVI”), with LEET BVI continuing as the surviving company. The Merger was completed pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated January 5, 2023, by and between LEET BVI and the Company. The Merger Agreement contains customary representations and warranties by each of LEET BVI and the Company. The Merger Agreement also contains customary covenants, including, among others, covenants relating to the operation of each of LEET BVI’s and the Company’s businesses during the period prior to the closing of the Merger.

Pursuant to the Merger Agreement, LEET BVI and the Company caused the Merger to be consummated by filing a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware on January 11, 2023. The Merger became effective on January 11, 2023 (the “Effective Time”), as agreed to by the parties and specified in the Certificate of Merger.

Pursuant to the Merger, each issued and outstanding share of the Company common stock/ preferred stock shall be transferred to Leet BVI and converted into one new ordinary share (“Ordinary Share”) or preferred share (“Preferred Share”) of LEET BVI, as the case may be. As a result, LEET BVI shall issue an aggregate of approximately 152,899,640 Ordinary Shares and 6,898,256 Preferred Shares to former the Company shareholders. The LEET BVI Ordinary Shares issued and outstanding immediately prior to the Effective Time remained outstanding upon the Effective Time and were unaffected by the Merger. As a result, immediately following the Merger, LEET BVI shall have approximately 152,899,640 Ordinary Shares outstanding and 6,898,256 Preferred Shares outstanding.

The foregoing summary of the Merger Agreement is subject to and qualified in its entirety by the Merger Agreement, a form of which is filed herein as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information in this Current Report on Form 8-K set forth under Item 1.01 is incorporated by reference into this Item 2.01.

Item 3.03 Material Modifications to Rights of Security Holders

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01 Change in Control of Registrant

To the extent required by Item 5.01 of Form 8-K, the disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the consummation of the business Combination each of the previous directors and officers of the Company ceased to be a director of officer of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEET TECHNOLOGY INC.

Date: January 18, 2023	By:	/s/ Ding Jung, LONG
Chief Executive Officer

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